Exhibit 99.1

NEWS RELEASE

Transcat, Inc. • 35 Vantage Point Drive • Rochester, NY 14624 • 585-352-7777

IMMEDIATE RELEASE

Transcat Reports Operating Income Up 14% on Record Revenue
for Fiscal 2018

●	Record fourth quarter and full fiscal year revenue of $42.5 million and $155.1 million, respectively
●	Consolidated operating margin expanded 160 basis points to 8.3% in the fourth quarter and 30 basis points to 5.8% for the full fiscal year
●	Achieved record net income of $5.9 million or $0.81 per diluted share in fiscal 2018
●	Reduced debt $4.5 million to $22.9 million at year-end as a result of strong operations and cash flows

ROCHESTER, NY, May 22, 2018 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its fourth quarter and fiscal year ended March 31, 2018 (“fiscal 2018”). Transcat operates on a 52/53 week fiscal year, ending the last Saturday in March. In a 52-week fiscal year, each of the four quarters is a 13-week period. In a 53-week fiscal year (which occurs once every five or six years), the last quarter is a 14-week period. Fiscal 2018 consisted of 53 weeks while the fiscal year ended March 25, 2017 (“fiscal 2017”) consisted of 52 weeks.

“Our fiscal 2018 results demonstrated solid performance in both of our segments as we achieved new records with more than $155 million in revenue and $5.9 million in net income. We are particularly pleased that we now have had 36 straight quarters, or nine years, of quarter-over-quarter growth in our Service segment revenue,” commented Lee D. Rudow, President and CEO. “We saw healthy demand in both segments. Strong execution in our Service segment helped us continue to take market share, especially in the targeted life science space, while our Distribution segment had growth across all channels.”

“While we didn’t see the desired improvement in reported Service gross margin, key Service performance indicators continued to move in the right direction. On a consolidated basis, we generated higher operating income, operating margin and strong cash flow, reduced debt and funded longer-term productivity enhancement investments.”

Transcat Reports Operating Income Up 14% on Record Revenue for Fiscal 2018
May 22, 2018

Fourth Quarter Fiscal 2018 Review (Results compared with the fourth quarter of fiscal 2017)

($ in thousands)			Change
	FY18 Q4	FY17 Q4	$'s	%
Service Revenue	$21,955	$19,526	$2,429	12.4%
Distribution Sales	20,497	18,927	1,570	8.3%
Revenue	$42,452	$38,453	$3,999	10.4%
Gross Profit	$10,895	$9,782	$1,113	11.4%
Gross Margin	25.7%	25.4%

Operating Income	$3,503	$2,565	$938	36.6%
Operating Margin	8.3%	6.7%

Net Income	$2,454	$1,429	$1,025	71.7%
Net Margin	5.8%	3.7%

Adjusted EBITDA*	$5,310	$4,214	$1,096	26.0%
Adjusted EBITDA* Margin	12.5%	11.0%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Transcat achieved record quarterly revenue of $42.5 million, which includes the 53rd week in fiscal 2018. Consolidated gross profit improved $1.1 million and gross margin increased 30 basis points. Total operating expenses were up only $0.2 million, or 2.4%. As a result, operating income increased nearly 37%, and operating margin expanded 160 basis points to 8.3%.

On December 22, 2017, the Tax Cuts and Jobs Act (H.R. 1) (the "Tax Act") was signed into law. The Tax Act includes numerous changes in existing tax law, including a permanent reduction in the federal corporate income tax rate from 35% to 21%. The Tax Act contains other provisions that are not expected to materially impact the Company. As a result of the reduction in the federal income tax rates, the effective tax rate for the fourth quarter of fiscal 2018 was 25.2% compared with 39.0% in the prior-year period. Fourth quarter diluted earnings per share increased $0.13 to $0.33, of which $0.06 of the increase was due to the Tax Act.

Service segment continues to deliver organic growth

Represents the accredited calibration, repair, inspection and laboratory instrument services business (52% of total revenue for the fourth quarter of fiscal 2018).

($ in thousands)			Change
	FY18 Q4	FY17 Q4	$'s	%
Service Segment Revenue	$21,955	$19,526	$2,429	12.4%
Gross Profit	$6,267	$5,864	$403	6.9%
Gross Margin	28.5%	30.0%

Operating Income	$2,420	$1,993	$427	21.4%
Operating Margin	11.0%	10.2%

Adjusted EBITDA*	$3,637	$3,170	$467	14.7%
Adjusted EBITDA* Margin	16.6%	16.2%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Transcat Reports Operating Income Up 14% on Record Revenue for Fiscal 2018
May 22, 2018

Service revenue increased on all organic growth, and was comprised of new business from the life science market and growth in general industrial manufacturing, which includes both the defense and aerospace market. When normalizing for the extra days from fiscal 2018’s 53 weeks, the Company estimates that its fourth quarter Service revenue growth was approximately 6%.

The segment gross margin was negatively impacted by the mix of services performed during the quarter and some lab closures due to March snow storms in the Northeast. Segment operating expenses were down as a percent of segment revenue, which helped drive an 80 basis point improvement in operating margin.

Strong sales and margins throughout the Distribution segment

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (48% of total revenue for the fourth quarter of fiscal 2018).

($ in thousands)			Change
	FY18 Q4	FY17 Q4	$'s	%
Distribution Segment Sales	$20,497	$18,927	$1,570	8.3%
Gross Profit	$4,628	$3,918	$710	18.1%
Gross Margin	22.6%	20.7%

Operating Income	$1,083	$572	$511	89.3%
Operating Margin	5.3%	3.0%

Adjusted EBITDA*	$1,673	$1,044	$629	60.2%
Adjusted EBITDA* Margin	8.2%	5.5%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

The Distribution sales increase reflects higher rental revenue, which was up 67% to $1.0 million, and the additional week in the fourth quarter of fiscal 2018. The segment gross profit improved due to a mix of higher margin new product sales and increased rentals which have a higher margin profile. Segment operating expenses were down as a percent of segment sales, which combined with gross profit expansion helped drive a 230 basis point improvement in operating margin.

Full-Year Fiscal 2018 Review (Results compared with fiscal 2017)

($ in thousands)			Change
	FY18	FY17	$'s	%
Service Revenue	$77,445	$71,103	$6,342	8.9%
Distribution Sales	77,696	72,795	4,901	6.7%
Revenue	$155,141	$143,898	$11,243	7.8%
Gross Profit	$37,441	$34,970	$2,471	7.1%
Gross Margin	24.1%	24.3%

Operating Income	$9,026	$7,934	$1,092	13.8%
Operating Margin	5.8%	5.5%

Net Income	$5,922	$4,522	$1,400	31.0%
Net Margin	3.8%	3.1%

Adjusted EBITDA*	$16,368	$14,520	$1,848	12.7%
Adjusted EBITDA* Margin	10.6%	10.1%

Transcat Reports Operating Income Up 14% on Record Revenue for Fiscal 2018
May 22, 2018

*See Note 1 on page 5 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Total revenue increased to a record $155.1 million on all organic growth. When normalizing for the extra days from fiscal 2018’s 53 weeks, the Company estimates that its full year Service revenue growth was approximately 7%. The Distribution sales increase reflected $1.2 million more in rental revenue and increased demand from industrial customers.

As a percentage of total revenue, consolidated operating expenses were 18.3%, down 50 basis points. As a result, operating income increased $1.1 million, or 13.8%, to $9.0 million, or 5.8% of revenue.

Transcat achieved record net income of $5.9 million and diluted earnings per share of $0.81, up $0.17, or 26.6%. Adjusted EBITDA improved 12.7% to $16.4 million and as a percent of total revenue was up 50 basis points to 10.6%. See Note 1 on page 5 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Balance Sheet and Cash Flow Overview

Net cash provided by operating activities was $9.9 million, up $2.3 million, or 30.9%. Capital expenditures were $5.9 million for fiscal 2018. Investments were primarily for assets for customer-driven expansion of Service segment capabilities, including mobile calibration fleet investments and RF/electronics assets for the aerospace/defense and life science markets, and purchases of rental business assets.

At March 31, 2018, the Company had total debt of $22.9 million, with $21.3 million available under its secured revolving credit facility. Total debt at year-end was down $4.5 million from the prior year end. The Company’s leverage ratio, as defined in its credit agreement, was 1.40 at March 31, 2018, compared with 1.88 at fiscal 2017 year-end.

Outlook

Mr. Rudow concluded, “We are pleased with the results we delivered for fiscal 2018. We continue to expect mid to high single-digit organic growth in our Service segment and believe we will continue to take market share, particularly within the life science space. Our pipeline of acquisition opportunities is strong, and continues to be an important element of our long-term growth strategy. We are building our business for the long term with investments in operational excellence and technology, both of which are designed to improve infrastructure to expand margins incrementally over time.

“We think we have a great leadership team in place, are confident in our direction, and believe we have positioned Transcat to be successful for our shareholders.”

Transcat expects its income tax rate to range between 25% and 27% in fiscal 2019. This rate includes Federal, various state, and Canadian income taxes.

The Company anticipates total capital expenditures to be approximately $7.0 million to $7.5 million in fiscal 2019, with the majority of the incremental capital expenditures in excess of fiscal 2018 spend levels planned for IT infrastructure investments to drive operational excellence and for growth-oriented opportunities within both of its operating segments. Maintenance/existing asset replacements are expected to be consistent with fiscal 2018 at approximately $1.0 million to $1.5 million.

Webcast and Conference Call

Transcat will host a conference call and webcast on Wednesday, May 23, 2018 at 11:00 a.m. Eastern Time. Management will review the financial and operating results for the fourth quarter and full fiscal year, as well as the Company’s strategy and outlook. A question and answer session will follow the

Transcat Reports Operating Income Up 14% on Record Revenue for Fiscal 2018
May 22, 2018

formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. Eastern Time on the day of the call through Wednesday, May 30, 2018. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13678786, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, and non-cash stock compensation expense), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, and stock-based compensation expense, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table on page 10.

ABOUT TRANSCAT
Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 22 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words

Transcat Reports Operating Income Up 14% on Record Revenue for Fiscal 2018
May 22, 2018

such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information contact:

Michael J. Tschiderer	Deborah K. Pawlowski
Chief Financial Officer	Investor Relations
Phone: (585) 352-7777	Phone: (716) 843-3908
Email: mtschiderer@transcat.com	Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

The Company plans on timely filing its Annual Report on Form 10-K before the required filing date.

Transcat Reports Operating Income Up 14% on Record Revenue for Fiscal 2018
May 22, 2018

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	Fourth Quarter Ended		Fiscal Year Ended
	(Unaudited)		(Unaudited)	(Audited)
	March 31,	March 25,	March 31,	March 25,
	2018	2017	2018	2017
Service Revenue	$21,955	$19,526	$77,445	$71,103
Distribution Sales	20,497	18,927	77,696	72,795
Total Revenue	42,452	38,453	155,141	143,898

Cost of Service Revenue	15,688	13,662	57,523	52,064
Cost of Distribution Sales	15,869	15,009	60,177	56,864
Total Cost of Revenue	31,557	28,671	117,700	108,928

Gross Profit	10,895	9,782	37,441	34,970

Selling, Marketing and Warehouse
Expenses	4,317	3,942	16,564	16,554
Administrative Expenses	3,075	3,275	11,851	10,482
Total Operating Expenses	7,392	7,217	28,415	27,036

Operating Income	3,503	2,565	9,026	7,934

Interest and Other Expense, net	224	223	1,078	770

Income Before Income Taxes	3,279	2,342	7,948	7,164
Provision for Income Taxes	825	913	2,026	2,642

Net Income	$2,454	$1,429	$5,922	$4,522

Basic Earnings Per Share	$0.34	$0.20	$0.83	$0.65
Average Shares Outstanding	7,152	7,024	7,124	6,994

Diluted Earnings Per Share	$0.33	$0.20	$0.81	$0.64
Average Shares Outstanding	7,376	7,189	7,303	7,111

Transcat Reports Operating Income Up 14% on Record Revenue for Fiscal 2018
May 22, 2018

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	March 31,	March 25,
	2018	2017
ASSETS
Current Assets:
Cash	$577	$842
Accounts Receivable, less allowance for doubtful accounts of $296 and $210 as of March 31, 2018 and March 25, 2017, respectively	24,684	22,049
Other Receivables	1,361	1,227
Inventory, net	12,651	10,278
Prepaid Expenses and Other Current Assets	1,240	1,193
Total Current Assets	40,513	35,589
Property and Equipment, net	17,091	15,568
Goodwill	32,740	32,520
Intangible Assets, net	5,505	7,519
Other Assets	973	901
Total Assets	$96,822	$92,097

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$13,535	$11,615
Accrued Compensation and Other Liabilities	5,240	5,907
Income Taxes Payable	232	805
Current Portion of Long-Term Debt	2,143	1,429
Total Current Liabilities	21,150	19,756
Long-Term Debt	20,707	25,883
Deferred Tax Liability	1,709	1,134
Other Liabilities	1,908	1,923
Total Liabilities	45,474	48,696
Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 7,155,050 and 7,043,754 shares issued and outstanding as of March 31, 2018 and March 25, 2017, respectively	3,578	3,522
Capital in Excess of Par Value	14,965	12,996
Accumulated Other Comprehensive (Loss)	(281)	(414)
Retained Earnings	33,086	27,297
Total Shareholders' Equity	51,348	43,401
Total Liabilities and Shareholders' Equity	$96,822	$92,097

Transcat Reports Operating Income Up 14% on Record Revenue for Fiscal 2018
May 22, 2018

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	For the Fiscal Year Ended
	(Unaudited)	(Audited)
	March 31,	March 25,
	2018	2017
Cash Flows from Operating Activities:
Net Income	$5,922	$4,522
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Loss/(Gain) on Sale of Property and Equipment	133	(4)
Deferred Income Taxes	765	63
Depreciation and Amortization	5,991	6,184
Provision for Accounts Receivable and Inventory Reserves	92	376
Stock-Based Compensation	1,411	453
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	(2,952)	(4,728)
Inventory	(1,674)	(3,425)
Prepaid Expenses and Other Assets	(259)	(224)
Accounts Payable	1,920	3,107
Accrued Compensation and Other Liabilities	(686)	405
Income Taxes Payable	(789)	815
Net Cash Provided by Operating Activities	9,874	7,544

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(5,882)	(5,250)
Proceeds from Sale of Property and Equipment	11	59
Business Acquisitions, net of cash acquired	-	(6,977)
Net Cash Used in Investing Activities	(5,871)	(12,168)

Cash Flows from Financing Activities:
Repayment of Revolving Credit Facility, net	(9,878)	(452)
Proceeds from Term Loan	7,143	10,000
Repayments of Term Loan	(1,726)	(1,310)
Issuance of Common Stock	931	635
Repurchase of Common Stock	(360)	(98)
Stock Option Redemption	(90)	(966)
Payment of Contingent Consideration & Holdbacks Related to
Business Acquisition	-	(3,041)
Net Cash (Used in) Provided by Financing Activities	(3,980)	4,768
Effect of Exchange Rate Changes on Cash	(288)	57
Net (Decrease) Increase in Cash	(265)	201
Cash at Beginning of Period	842	641
Cash at End of Period	$577	$842

Transcat Reports Operating Income Up 14% on Record Revenue for Fiscal 2018
May 22, 2018

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	FY 2018
	Q1	Q2	Q3	Q4	YTD
Net Income	$856	$781	$1,831	$2,454	$5,922
+ Interest Expense	236	281	250	251	1,018
+ Other Expense / (Income)	36	(10)	61	(27)	60
+ Tax Provision	283	406	512	825	2,026
Operating Income	$1,411	$1,458	$2,654	$3,503	$9,026
+ Depreciation & Amortization	1,487	1,497	1,543	1,464	5,991
+ Other (Expense) / Income	(36)	10	(61)	27	(60)
+ Noncash Stock Compensation	499	332	264	316	1,411
Adjusted EBITDA	$3,361	$3,297	$4,400	$5,310	$16,368
Segment Breakdown

Service Operating Income	$885	$790	$1,063	$2,420	$5,158
+ Depreciation & Amortization	1,110	1,107	1,126	1,054	4,397
+ Other (Expense) / Income	(28)	4	(45)	8	(61)
+ Noncash Stock Compensation	249	168	134	155	706
Service Adjusted EBITDA	$2,216	$2,069	$2,278	$3,637	$10,200

Distribution Operating Income	$526	$668	$1,591	$1,083	$3,868
+ Depreciation & Amortization	377	390	417	410	1,594
+ Other (Expense) / Income	(8)	6	(16)	19	1
+ Noncash Stock Compensation	250	164	130	161	705
Distribution Adjusted EBITDA	$1,145	$1,228	$2,122	$1,673	$6,168

	FY 2017
	Q1	Q2	Q3	Q4	YTD
Net Income	$906	$917	$1,270	$1,429	$4,522
+ Interest Expense	137	180	184	218	719
+ Other Expense / (Income)	31	11	4	5	51
+ Tax Provision	364	470	895	913	2,642
Operating Income	$1,438	$1,578	$2,353	$2,565	$7,934
+ Depreciation & Amortization	1,549	1,556	1,562	1,517	6,184
+ Other (Expense) / Income	(31)	(11)	(4)	(5)	(51)
+ Noncash Stock Compensation	149	177	(10)	137	453
Adjusted EBITDA	$3,105	$3,300	$3,901	$4,214	$14,520

Segment Breakdown

Service Operating Income	$1,044	$791	$941	$1,993	$4,769
+ Depreciation & Amortization	1,247	1,137	1,158	1,118	4,660
+ Other (Expense) / Income	(27)	(12)	(7)	(9)	(55)
+ Noncash Stock Compensation	80	94	(25)	68	217
Service Adjusted EBITDA	$2,344	$2,010	$2,067	$3,170	$9,591

Distribution Operating Income	$394	$787	$1,412	$572	$3,165
+ Depreciation & Amortization	302	419	404	399	1,524
+ Other (Expense) / Income	(4)	1	3	4	4
+ Noncash Stock Compensation	69	83	15	69	236
Distribution Adjusted EBITDA	$761	$1,290	$1,834	$1,044	$4,929

Transcat Reports Operating Income Up 14% on Record Revenue for Fiscal 2018
May 22, 2018

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2018	FY 2017
SERVICE	Q4	Q4	$'s	%
Service Revenue	$21,955	$19,526	$2,429	12.4%
Cost of Revenue	15,688	13,662	2,026	14.8%
Gross Profit	$6,267	$5,864	$403	6.9%
Gross Margin	28.5%	30.0%

Selling, Marketing & Warehouse	$2,207	$2,024	$183	9.0%
General & Administrative Expenses	1,640	1,847	(207)	(11.2)%
Operating Income	$2,420	$1,993	$427	21.4%
% of Revenue	11.0%	10.2%

			Change
DISTRIBUTION	FY 2018	FY 2017
	Q4	Q4	$'s	%
Distribution Sales	$20,497	$18,927	$1,570	8.3%
Cost of Sales	15,869	15,009	860	5.7%
Gross Profit	$4,628	$3,918	$710	18.1%
Gross Margin	22.6%	20.7%

Selling, Marketing & Warehouse	$2,110	$1,918	$192	10.0%
General & Administrative Expenses	1,435	1,428	7	0.5%
Operating Income	$1,083	$572	$511	89.3%
% of Sales	5.3%	3.0%

			Change
TOTAL	FY 2018	FY 2017
	Q4	Q4	$'s	%
Total Revenue	$42,452	$38,453	$3,999	10.4%
Total Cost of Revenue	31,557	28,671	2,886	10.1%
Gross Profit	$10,895	$9,782	$1,113	11.4%
Gross Margin	25.7%	25.4%

Selling, Marketing & Warehouse	$4,317	$3,942	$375	9.5%
General & Administrative Expenses	3,075	3,275	(200)	(6.1)%
Operating Income	$3,503	$2,565	$938	36.6%
% of Revenue	8.3%	6.7%

Transcat Reports Operating Income Up 14% on Record Revenue for Fiscal 2018
May 22, 2018

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2018	FY 2017	$'s	%
Service Revenue	$77,445	$71,103	$6,342	8.9%
Cost of Revenue	57,523	52,064	5,459	10.5%
Gross Profit	$19,922	$19,039	$883	4.6%
Gross Margin	25.7%	26.8%

Selling, Marketing & Warehouse	$8,517	$8,839	$(322)	(3.6)%
General & Administrative Expenses	6,247	5,431	816	15.0%
Operating Income	$5,158	$4,769	$389	8.2%
% of Revenue	6.7%	6.7%

			Change
DISTRIBUTION	FY 2018	FY 2017	$'s	%
Distribution Sales	$77,696	$72,795	$4,901	6.7%
Cost of Sales	60,177	56,864	3,313	5.8%
Gross Profit	$17,519	$15,931	$1,588	10.0%
Gross Margin	22.5%	21.9%

Selling, Marketing & Warehouse	$8,047	$7,715	$332	4.3%
General & Administrative Expenses	5,604	5,051	553	10.9%
Operating Income	$3,868	$3,165	$703	22.2%
% of Sales	5.0%	4.3%

			Change
TOTAL	FY 2018	FY 2017	$'s	%
Total Revenue	$155,141	$143,898	$11,243	7.8%
Total Cost of Revenue	117,700	108,928	8,772	8.1%
Gross Profit	$37,441	$34,970	$2,471	7.1%
Gross Margin	24.1%	24.3%

Selling, Marketing & Warehouse	$16,564	$16,554	$10	0.1%
General & Administrative Expenses	11,851	10,482	1,369	13.1%
Operating Income	$9,026	$7,934	$1,092	13.8%
% of Revenue	5.8%	5.5%